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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employee Share Option Plans of Camtek Ltd. of our report dated March 11, 2003 with respect to the consolidated financial statements of Camtek Ltd. included in its annual report on Form 20-F for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

/s/ Eisner LLP Eisner LLP New York, NY February 25, 2004	/s/ Goldstein Sabo Tevet Goldstein Sabo Tevet Certified Public Accountants (Isr.) Tel Aviv, Israel

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INDEPENDENT AUDITORS' CONSENT